UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	August 25, 2011
UNIONTOWN ENERGY INC.
(Exact name of registrant as specified in its charter)
Nevada	000-52560	98-0441419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
999 Canada Place, Suite 404, Vancouver, BC		V6C 3E2
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 583-5533
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2011, Uniontown Energy Inc., (the “Company”, “we”, “us” “our”) accepted the resignation of Darren R. Stevenson as director, president and chief executive officer of the Company.  Mr. Stevenson’s resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

Concurrently with Mr. Stevenson’s resignation, we appointed Michael Butterfield as President and Chief Executive Officer of the Company.

Michael Butterfield

Mr. Butterfield is a seasoned oil and gas industry executive with over 35 years of hands-on international experience in places including the North Sea, Middle East, Far East, North America, Africa and North Africa.  He has been involved with all facets of onshore and offshore drilling and has participated in the construction or oversight of  over 500 producing wells while working for companies such as Santa Fa, Zapata Drilling, Global Marine, and ODECO Drilling.

His production operations experience comes from positions he has held at Union Oil Inc., Occidental Inc., and William Brothers Inc.. Most notably Mr. Butterfield oversaw the project management of the Occidental  Sabah and Zella oil fields in Libya from 1973 to 1978 and brought on stream 2 fields with production rates in access of 500,000 barrels of oil per day.

While working at Keplinger & Associates Inc. out of Houston Texas, he gained experience in reservoir engineering and geophysics, and as Vice President of Keplinger Europe from 1979 to 1983, based in London, was involved in the negotiation and administrative of joint venture drilling contracts with independent oil companies.  From 1983 through 1986 Mr. Butterfield co-founded and served as a Director or Interoil Ltd., a company which provided project development and marketing services in relation to various heavy oil & gas projects in Madagascar, India, Pakistan and the Middle East. From 1986 through 1990, he served as a Co-Founder and Director of Enviroil Ltd. in relation to Environmental oil recovery, providing project development and management services in Eastern Europe and the Middle East.

Since April of 1991, Mr. Butterfield has provided independent project management consulting services to a variety of international clients, primarily in relation to oil & gas projects located in Bulgaria including the  consortium of Texaco-OMV-Enterprise Oil UK.  In this capacity he has provided services which include, among others, market research, performing project feasibility and environmental impact studies, providing strategic advice regarding consortium formation and project finance, and liaising with various industry regulators, governmental organizations and financial aid institutions.  Mr. Butterfield has participated in the raising of over USD $200,000,000 for the drilling and development of various oil projects.  Most recently his consulting work has become focused on the planning and construction of oil refineries for established and emerging markets. He has a passion for new ventures and new technologies, founding new technologies in the area of heavy oil recovery.

There have been no transactions between the Company and Mr. Butterfield since the Company’s last fiscal year which would be required to be reported herein.  Mr. Butterfield has not previously been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Our Board of Directors now consists of Michael Butterfield, Terry Fields and Al Radford.

There have been no transactions between the Company and Mr. Butterfield since the Company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIONTOWN ENERGY INC.

/s/ Terry Fields
Terry Fields
CFO, Secretary and Director
Date:    August 29, 2011